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                                                                    EXHIBIT 3.20

[STAMP]

                              ARTICLES OF AMENDMENT
                                TO THE CHARTER OF
                                  BRIGAM, INC.

          The undersigned corporation, for the purpose of amending its Articles of Incorporation and pursuant to the provisions of Section 55-103 of the General Statutes of North Carolina, hereby executes the following Articles of Amendment.

          1.   Name of the corporation: BriGam, Inc.

          2. At a regularly convened meeting of the shareholders of the corporation held on the 21st day of February, A.D., 1986, the following amendment to the charter of the corporation was adopted by vote of the shareholders:

          Article IV of said original Articles of Incorporation, which authorize the issuance of 100,000 of no par value, is stricken in its entirety and is replaced with the following:

                                   ARTICLE IV

          CORPORATION SHALL HAVE AUTHORITY TO ISSUE 100,000 SHARES WITH NO PAR VALUE AND 300,000 SHARES WITH A PAR VALUE OF ONE ($1.00) DOLLAR PER SHARE; THE DIRECTORS OF THE CORPORATION ARE HEREBY AUTHORIZED TO DIVIDE SUCH SHARES INTO CLASSES AND TO FIX THE PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF THE SHARES OF EACH CLASS AND ARE FURTHER AUTHORIZED TO DIVIDE CLASSES OF SHARES INTO SERIES WITHIN A CLASS OF PREFERRED OR SPECIAL SHARES.

          3. The number of shares of the corporation outstanding at the time of the adoption of said amendment or amendments was 60,000, and the number of shares entitled to vote thereon was 60,000. The designation of each class entitled to vote as a class on the adoption of said amendment or amendments, and the number of shares of each such class was as follows:

Certificate Number: 5542477-1   Page: 1 of 3
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
          CLASS                                       NUMBER OF SHARES
          -----                                       ----------------
          Common                                           60,000

          4. The number of shares voted for amendment or amendments was 60,000; and the number of shares voted against the amendment or amendments was
0. Voting within each class entitled to vote as a class was as follows:

          CLASS                                   NUMBER OF SHARES VOTED
          -----                                   ----------------------
                                                    FOR        AGAINST
                                                    ---        -------
          Common                                  60,000          0

          5. Any exchange, reclassification or cancellation of issued shares will be affected in the following manner: present stockholders will continue to own the 60,000 shares of common stock already issued, without any exchange, reclassification or cancellation.

          6. Any change in the stated capital of the corporation will be effected in the following manner: NA

          7. Notice was given to shareholders containing the following statement informing them to dissenter's rights to payment:

          or; The amendment herein effected does not give rise to dissenter's right to payment: all of the issued and outstanding shares voted in favor of said Amendment.

          IN TESTIMONY WHEREOF, THIS statement is signed by the President and Secretary this the 21st day of February, A.D. 1986.

                                                 /s/ James Michael Bridges
                                                --------------------------------
                                                President

                                                 /s/ Keith T. Bridges
                                                --------------------------------
                                                Secretary

Certificate Number: 5542477-1   Page: 2 of 3
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STATE OF NORTH CAROLINA
COUNTY OF CATAWBA

          This is to certify that on this the 21st day of February, 1986, personally appeared before me JAMES MICHAEL BRIDGES, President, and KEITH T. BRIDGES, Secretary, each of whom, being by me first duly sworn, deposes and says that he signed the foregoing "Articles of Amendment" in the capacity indicated, that he was authorized so to sign, and that the statements therein contained are true.

                                                 /s/ Susanne S. Duncan
                                                --------------------------------
                                                Notary Public
                                                My commission expires: 1-12-89

Certificate Number: 5542477-1   Page: 3 of 3